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Exhibit 10.4

ESCROW AGREEMENT

        ESCROW AGREEMENT, dated as of April 14, 2004 (the "Agreement"), between Superior Essex Communications LLC, a Delaware limited liability company (the "Company") and Essex Group, Inc., a Michigan corporation ("Essex Group", together with the Company, the "Issuers"), and The Bank of New York Trust Company, N.A., a New York banking corporation, as escrow agent (the "Escrow Agent").

        This Agreement is being entered into in connection with the Purchase Agreement (the "Purchase Agreement"), dated April 8, 2004, by and among the Issuers and J.P. Morgan Securities Inc., Lehman Brothers Inc., UBS Securities LLC, Wachovia Capital Markets, LLC and Fleet Securities, Inc., as initial purchasers (together, the "Initial Purchasers"), and the Indenture (the "Indenture"), dated as of April 14, 2004, between the Issuers and The Bank of New York Trust Company, N.A., as trustee (in such capacity, the "Trustee"). Capitalized terms used but not defined herein have the respective meanings specified in the Indenture.

        Pursuant to the Purchase Agreement, the Company is selling $257,100,000 aggregate principal amount of its 9% Senior Notes due 2012 (the "Securities"). Concurrently with the closing of such sale, the Company will deposit with the Escrow Agent, as hereinafter provided, $50,000,000, together with other funds (in both cases, in the form of cash or Cash Equivalents (as defined below)) in an amount sufficient to pay when due the Special Mandatory Redemption Price (as defined below), assuming redemption of the Securities occurs on the Special Mandatory Redemption Date (as defined below). Such funds will be used to fund, in part, the acquisition (the "Acquisition") of certain assets and business operations of Belden Communications Company and Belden (Canada) Inc. (together, "Belden"), pursuant to the Asset Purchase Agreement by and among Belden and the Company, dated as of March 18, 2004 (the "Acquisition Agreement"). As security for its obligations under the Securities and the Indenture, the Company hereby grants to the Trustee, for the benefit of the holders of the Securities, a first priority security interest in and lien upon the Escrow Account (as defined herein) on the terms and conditions set forth herein.

        If the closing of the Acquisition occurs on or prior to October 11, 2004 (the "Deadline Date"), the Issuers will so notify the Escrow Agent on or prior to the third Business Day prior to the closing date of the Acquisition and all Escrowed Property (as defined below) will be released to the Issuers concurrently with such closing (an "Authorized Release"). If (a) the Acquisition is not consummated on or prior to the Deadline Date or (b) the Acquisition Agreement is terminated on or prior to the Deadline Date without an extension of such agreement to a date not later than the Deadline Date, for any reason, the Issuers will so notify the Escrow Agent and the Escrow Agent will transfer to the Paying Agent an amount of Escrowed Property sufficient to pay the Special Mandatory Redemption Price for the mandatory redemption pursuant to paragraph 6 of the Securities and Section 3.8 of the Indenture (the "Special Mandatory Redemption"), and any excess Escrowed Property will be released to the Issuers.

        Accordingly, the Issuers and the Escrow Agent agree as follows:

          1.    Delivery and Acceptance of Escrowed Property.    (a) Concurrently with the execution and delivery hereof, the Escrow Agent shall establish an interest bearing escrow account in the name of "Escrow Account by the Issuers to The Bank of New York Trust Company, N.A., as Trustee" (the "Escrow Account") and the Issuers shall deposit the Initial Deposit with the Escrow Agent to be deposited into the Escrow Account by the Escrow Agent. The Escrow Account shall be maintained by the Escrow Agent as a Securities Account. The Escrow Agent, the Trustee and the Issuers shall execute and deliver, on the date hereof, a Securities Account Control Agreement in the form attached hereto as Exhibit A (the "Securities Account Control Agreement") which, when so executed and delivered, shall be deemed to have been made a part of this Agreement. All funds, including the Initial Deposit, Pledged Securities (as defined below) and any Cash Equivalents accepted by the Escrow Agent pursuant to this Agreement, shall be held by the Escrow Agent for the exclusive benefit of the Trustee, any predecessor Trustee under the Indenture and holders of the Securities, as secured parties hereunder (collectively, the "Beneficiaries") and shall be treated as Financial Assets (as defined below). The Trustee will be entitled to all rights and remedies to which a person in control of Financial Assets is entitled pursuant to Part 5 of Article 8 and Article 9 of the Revised UCC (as defined below). All such funds shall be held in the Escrow Account until disbursed or paid in accordance with the terms hereof. Without limiting the foregoing, if at any time the Escrow Agent shall receive an "entitlement order" (as such term is defined in Section 8-102(a)(8) of the Revised UCC) issued by the Trustee and relating to the Escrow Account, the Escrow Agent shall comply with such entitlement order without further consent of the Issuers or any other person and will accept "entitlement orders" from no other party; provided, however, that the foregoing shall not preclude an Authorized Release. The Trustee has and will have exclusive (and no other person has or will have any) Security Control over the Escrow Account and all assets, properties and items from time to time deposited or credited thereto.

          "Book-Entry Securities" means securities maintained in the form of entries (including, without limitation, the securities entitlements (as such term is defined in Section 8-102(a) of the Revised UCC) in such securities) in the commercial book-entry system of the Federal Reserve Bank of New York.

          "Cash Equivalents" means

          (1)   marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof (including,without limitation, obligations issued or guaranteed by the United States Treasury commonly referred to as "T-Bills", maturing in 7 or 30 days);

          (2)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or the District of Columbia maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (3)   certificates of deposit, money market deposit accounts, time deposit accounts, term deposit accounts or bankers' acceptances maturing within one year from the date of acquisition thereof issued or held by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (4)   repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (3) above;

          (5)   investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (4) above; and

          (6)   Federated U.S. Treasury Cash Reserves fund (NASDAQ Symbol UTIXX)(or any comparably rated money market fund);

          provided that no such Cash Equivalents of the kinds described in clauses (1) through (6) of this definition shall mature later than October 11, 2004. The Escrow Agent may purchase from or sell to itself or an affiliate, as principal or agent, securities herein authorized.

          "Entitlement Holder" means an "entitlement holder" as defined (i) in Section 8-102(a)(7) of the Revised UCC and (ii) with respect to Book-Entry Securities governed by the Federal Book-Entry Regulations, in 31 C.F.R. § 357.2.

          "Fed Member Securities Account" means, in respect of any person, an account in the name of such person in the commercial book-entry system of the Federal Reserve Bank of New York.

          "Federal Book-Entry Regulations" means (i) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES) governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. § 357.10 through § 357.41 and § 357.41 through § 357.44, including related defined terms in 31 C.F.R. § 357.27; and (ii) to the extent substantially identical to the Federal Book-Entry Regulations referred to in clause (i) above, the federal regulations governing other Book-Entry Securities.

          "Financial Asset" has the meaning set forth in Section 8-102(a) of the Revised UCC.

          "Initial Deposit" means an amount of cash and/or Pledged Securities which will, with the anticipated income thereon and without the reinvestment thereof or sale prior to maturity, provide cash to the Escrow Agent in an amount sufficient to pay the Special Mandatory Redemption Price pursuant to Section 2(b) hereof (the "Required Amount"), but solely to the extent that the Securities become subject to Special Mandatory Redemption pursuant to the terms of the Indenture or the Securities. For the avoidance of any doubt, the Initial Deposit shall, at a minimum, include cash and/or Pledged Securities of $50,000,000 plus an amount sufficient to pay at least six months of interest thereon accruing at the rate of 9%.

          "Notice of Sole Control" shall have the meaning ascribed thereto in the Securities Account Control Agreement.

          "Pledged Securities" means any Cash Equivalents, as more fully described on Schedule I attached hereto, purchased by the Company and deposited into the Escrow Account.

          "Revised UCC" means the Uniform Commercial Code as in effect in the State of New York.

          "Secured Obligations" shall mean all obligations for the payment of principal, premium, interest, liquidated damages, charges, reasonable fees, fees and expenses of counsel, indemnities, damages, claims and other liabilities payable under the Securities or the Indenture in respect of the Special Mandatory Redemption, in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the ordinary course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Issuers or any other person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

          "Securities Account" shall have the meaning set forth in Revised UCC Section 8-501(a).

          "Securities Intermediary" has the meaning specified (i) in Section 8-102(a) of the Revised UCC and (ii) with respect to Book-Entry Securities governed by the Federal Book-Entry Regulations, in 31 C.F.R. § 357.2.

          "Security Control" means "control" as defined in Section 8-106 of the Revised UCC.

          "Special Mandatory Redemption Date" means (a) October 11, 2004, if the Acquisition has not occurred on or prior to the Deadline Date, or (b) the seventh Business Day following the termination of the Acquisition Agreement, in any case, on or prior to the Deadline Date, for any reason without an extension of such agreement to a date not later than the Deadline Date.

          "Special Mandatory Redemption Price" means 100% of $50,000,000 in original principal amount of the Securities plus accrued and unpaid interest thereon up to but not including the Special Mandatory Redemption Date.

            (b)   If the Securities become subject to Special Mandatory Redemption, the Issuers shall provide prompt notice thereof (a "Redemption Notice") to the Escrow Agent, together with a certificate of the Chief Financial Officer of the Company setting forth (i) a calculation of the amount of cash that will be available to the Escrow Agent, based on the Escrowed Property then held with the Escrow Agent, with the anticipated income thereon and without any reinvestment thereof or sale prior to maturity, on the third Business Day prior to the date fixed for such Special Mandatory Redemption and (ii) a calculation of the Special Mandatory Redemption Price payable on the date fixed for such Special Mandatory Redemption. If such certificate demonstrates that the amount of cash so available, together with the market value (as calculated by the Chief Financial Officer of the Company based on quotations received from two or more dealers in such Cash Equivalents who are unaffiliated with the Issuers) of any Cash Equivalents in the Escrowed Property that will not mature on or prior to the Business Day prior to the date fixed for such Special Mandatory Redemption will be insufficient to pay the Special Mandatory Redemption Price, then the Issuers shall within one Business Day after receipt by the Escrow Agent of such notice, deposit with the Escrow Agent an amount of cash that, without reinvestment, equals the amount of such deficiency. In connection with any Redemption Notice received from the Issuers relating to a date fixed for Special Mandatory Redemption that is prior to October 11, 2004, the Escrow Agent is hereby authorized to promptly liquidate in any manner it deems reasonable any Cash Equivalents that will not mature on or prior to the third Business Day prior to the date fixed for Special Mandatory Redemption; provided that the Escrow Agent shall reinvest any portion of the proceeds so realized by the Escrow Agent in Cash Equivalents that shall mature on or prior to the date fixed for Special Mandatory Redemption as may be directed by the Issuers in writing pursuant to Section 1(d). To the extent that the proceeds realized by the Escrow Agent from liquidating such Cash Equivalents are less than the market value thereof calculated by the Chief Financial Officer as evidenced in the certificate described above, the Escrow Agent shall so notify the Issuers, and the Issuers shall promptly, but in any event within one Business Day after receiving such notice, deposit cash in an amount that, without reinvestment, equals the amount of such shortfall.

            (c)   The Issuers shall deliver to the Escrow Agent, in conjunction with each deposit with the Escrow Agent under Sections 1(a) and (b) and as a condition to any investment of cash in Cash Equivalents and to any release requested by the Issuers under Section 2(d), a written statement, certified as to its mathematical accuracy by the Chief Financial Officer of the Company, setting forth a calculation showing that the amount of cash that would then be available to the Escrow Agent, based on the Escrowed Property that would be held with the Escrow Agent (after giving effect to any such investment or release, if applicable) or to be deposited with the Escrow Agent, without any reinvestment thereof or sale prior to maturity, but taking into account scheduled maturities of, and scheduled payments of interest on, the Cash Equivalents included in the Escrowed Property, would be at least equal to (i) the Required Amount on the Special Mandatory Redemption Date, or (ii) if an earlier date shall have been fixed for the Special Mandatory Redemption at the time such statement is delivered, an amount sufficient to pay the Special Mandatory Redemption Price on the date fixed for such Special Mandatory Redemption.

            (d)   The Escrow Agent shall accept the Initial Deposit and any amounts deposited pursuant to Section 1(b) and shall hold such cash, Cash Equivalents and the proceeds thereof in the Escrow Account. The Initial Deposit and any amounts deposited pursuant to

    Section l(b) hereof, and the proceeds of any such deposits, less any amounts released pursuant to the terms of this Agreement shall constitute the "Escrowed Property." The Escrow Agent further agrees to invest any portion of the Escrowed Property that is cash in Cash Equivalents as may be directed by the Issuers in writing from time to time. In selecting any Cash Equivalents, the Issuers shall determine in their good faith judgment that the proceeds thereof at maturity, when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity, shall provide cash to the Escrow Agent in an amount at least equal to the Required Amount on the assumed Redemption Date. No investment of funds in the Escrow Account shall be made unless the Issuers have certified to the Escrow Agent and the Trustee that, upon such investment, Trustee will have a first priority perfected security interest in the applicable investment.

            (e)   The obligation of the Escrow Agent to make the payments and transfers required by this Escrow Agreement shall be limited to the Escrowed Property and any other moneys on deposit with it pursuant to this Escrow Agreement. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or from the sale of any Cash Equivalents required by the terms hereof.

          2.    Disbursement of Escrowed Property.    (a) If the Escrow Agent receives notice from the Issuers that the closing of the Acquisition will occur on or prior to the Deadline Date, the Escrow Agent will release all Escrowed Property then held by it to the Issuers. The Escrow Agent hereby agrees that upon the Escrow Agent's receipt of such notice, the Issuers shall be automatically released from any further liability under this Agreement.

            (b)   If the Escrow Agent receives a notice from the Issuers and the Trustee that a Special Mandatory Redemption is to occur, the Escrow Agent will on or before the Business Day prior to the date fixed for such Special Mandatory Redemption release to the Paying Agent an amount of Escrowed Property in cash equal to the Special Mandatory Redemption Price specified in such notice from the Issuers or the Trustee. Concurrently with such release to the Paying Agent, the Escrow Agent shall release any excess of Escrowed Property over the Special Mandatory Redemption Price to the Issuers.

            (c)   If the Escrow Agent receives a notice from the Trustee that the principal of and accrued interest on the Securities (the "Default Amount") has become immediately due and payable as a result of the occurrence of an Event of Default specified in Section 6.1(a)(6) or Section 6.1(a)(7) of the Indenture (an "Acceleration Event") and either (i) a court of competent jurisdiction determines that the acceleration of the Securities was appropriate as a result of a bona fide Event of Default under the Indenture or (ii) such acceleration is not rescinded on or prior to the Deadline Date (either such event, a "Remedies Trigger Event"), the Escrow Agent will liquidate all Escrowed Property then held by it within one Business Day after it receives notice of such court determination or on the Business Day after the Deadline Date, as the case may be, and will release to the Paying Agent for payment to the holders of the Securities an amount of Escrowed Property sufficient to pay the Default Amount. The Escrow Agent will release all remaining Escrowed Property in excess of such Default Amount to the Issuers.

            If the Escrow Agent receives a notice that a Special Mandatory Redemption is to occur, this Section 2(c) shall be of no further effect and all Escrowed Property then held by the Escrow Agent shall be released in accordance with Section 2(b).

            (d)   In the event of (i) an Acceleration Event or (ii) a Change of Control, in either case occurring prior to a Remedies Trigger Event, (A) the Issuers may, at their sole option, direct the Escrow Agent to liquidate the Escrowed Property and release to the Paying Agent Escrowed Property in an amount sufficient for the payment of the Default Amount or the applicable purchase price and (B) if the Issuers so direct the Escrow Agent pursuant to clause (A) above and pays to the Paying Agent any additional amounts necessary to pay the full amount of the Default Amount or the applicable purchase price to the extent amounts released pursuant to clause (A) are insufficient to pay such full amount, or if the Issuers otherwise pay all of such Default Amount or purchase price, as the case may be, pursuant to such Acceleration Event or Change of Control and, in either case, deliver an Officer's Certificate to the Escrow Agent to such effect, the Issuers may (x) in the case of an Acceleration Event, request the Escrow Agent to release to the Issuers and the Escrow Agent shall, subject to Section 1(c), promptly release to the Issuers all remaining Escrowed Property or (y) in the case of a Change of Control, request the Escrow Agent to release to the Issuers and the Escrow Agent shall, subject to Section l(c), promptly release to the Issuers the excess of the remaining Escrowed Property over the amount necessary to pay the remaining Required Amount with respect to any Securities that remain outstanding following the consummation of the purchase of Securities in accordance with Section 4.15 of the Indenture in respect of such Change of Control.

          3.    Termination.    Upon the release of any Escrowed Property to the Issuers pursuant to Section 1 or 2, such Escrowed Property shall be delivered to the Issuers, free and clear of any and all interests and liens of any Person, including, without limitation, the Escrow Agent, the Trustee and the holders of the Securities. Upon the release of all Escrowed Property in accordance with Section 1 or Section 2 hereof, this Agreement shall terminate; provided, however, that it is expressly agreed that the provisions of Sections 4 and 7 hereof shall survive any such termination.

          4.    Indemnity.    The Issuers jointly and severally agree to indemnify the Escrow Agent, and its officers, directors, employees and agents, for, and to hold it and each of them harmless against, any loss, liability, claim, damage or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the cost and expenses of defending itself against any claim of liability; provided, however, that the Issuers will not be liable for indemnification or otherwise for any loss, liability or expense incurred as a result of the gross negligence, willful misconduct or bad faith of the Escrow Agent.

          5.    Modifications, Waivers and Amendments.    The Escrow Agent shall not be bound by any modification, amendment, termination (except as provided in Section 3), cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the parties hereto, and, if its rights, duties, immunities or indemnities as Escrow Agent are affected thereby, unless it shall have given its prior written consent thereto. This Agreement may not be modified, amended or terminated (except as provided in Section 3) without the written consent of the Initial Purchasers.

          6.    Grant of Security Interests; Instructions to Escrow Agent.    (a) As security for the full and timely payment and performance of the Secured Obligations, the Issuers hereby irrevocably grant a perfected first priority security interest in and pledge, assign and set over to the Trustee for its benefit and the benefit of the holders of the Securities all of the Issuers' right, title and interest in, to and under the following whether now or hereafter existing or acquired (collectively, the "Collateral"): (i) the Escrow Account, and all Financial Assets and other property from time to time placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Cash Equivalents held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 1; (ii) all security entitlements (as such term is defined in Section 8-102(a) of the Revised UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which the Issuers may now have or hereafter acquire against any third party(ies) in respect of any of the Collateral described in this Section 6(a) (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at The Depository Trust

  Company or any other clearing corporation) or any other securities intermediary (as such terms are defined in Section 8-102(a) of the Revised UCC); (iv) all rights which the Issuers may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all proceeds (as such term is defined in Section 9-102(a) of the Revised UCC) of any of the foregoing. The Escrow Agent hereby acknowledges the Trustee's security interest as set forth in this Section 6(a). The Issuers shall take all actions and shall direct the Trustee in writing to take all actions reasonably necessary on its part to ensure (i) the continuance of a security interest in the Collateral in favor of the Trustee for its benefit and for the benefit of the holders of the Securities in order to secure all the Secured Obligations and (ii) that such security interest is at all times a perfected first priority security interest. The Issuers shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Issuers' right, title or interest in the Escrow Account or any Collateral.

          The Issuers and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall, (i) (A) maintain the Escrow Account for the sole and exclusive benefit of the Trustee on its behalf and on behalf of the holders of the Securities in accordance with the terms of this Agreement and the Securities Account Control Agreement, (B) take all steps reasonably specified in writing by the Issuers pursuant to this Section 6(a) to cause the Trustee to enjoy a continuous perfected first priority security interest under the Revised UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and (C) except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if the Escrow Agent receives written notice that any person other than the Trustee has a lien, security interest, charge, demand or claim of any nature upon any portion of the Collateral; and (iii) in addition to disbursing the Escrowed Property and all other Collateral held in the Escrow Account pursuant to Section 2, upon receipt of a Notice of Sole Control, the Escrow Agent shall, as promptly as practicable, disburse all Escrowed Property and other Collateral held in the Escrow Account to or as directed by the Trustee and, to the extent permissible by applicable law, transfer title to all Cash Equivalents held by the Escrow Agent hereunder to or as directed by the Trustee.

          The security interest provided for by this Section 6(a) shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any property constituting Collateral disbursed by the Escrow Agent pursuant to this Agreement.

          The Escrow Agent shall act solely as the Trustee's agent in connection with its duties under this Section 6(a), notwithstanding any other provision contained in this Agreement, without any right to receive compensation from the Trustee and without any authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

          Upon demand, the Issuers will execute and deliver to the Trustee such instruments and documents as are necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and Trustee's interests in the Collateral. The Trustee shall be entitled but not obligated to take all necessary action to preserve and protect the lien and security interest created hereby upon the Collateral. The Issuers will pay all reasonable costs and expenses incurred in connection with any of the foregoing.

          Upon the occurrence of an Event of Default under the Indenture and for so long as such Event of Default continues, the Issuers hereby appoint the Trustee as their attorney-in-fact with full power of substitution to do any act which the Issuers are obligated hereunder to do, and the Trustee may, but shall not be required to, exercise such rights as the Issuers might exercise with respect to the Collateral and take any action in the Issuers' name to protect the Trustee's security interest and lien granted hereunder, except that the Issuers shall retain the right to cause the occurrence of an Authorized Release. In addition to the rights provided under this Section 6(a), upon the occurrence of an Event of Default under the Indenture and for so long as such Event of Default continues, the Trustee may, but shall not be required to, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or in the Securities Account Control Agreement or otherwise available to it, its right to issue an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) and all other rights and remedies of secured parties under the UCC or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Issuers except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuers agree that, to the extent notice of sale shall be required by law, at least ten days' notice to the Issuers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          If at any time the Escrow Agent shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Trustee and relating to the Escrow Account, the Escrow Agent shall comply with such entitlement order without further consent by the Issuers or any other person.

            (b)   Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be entitled to exercise any right or remedy against the Collateral unless and until the Deadline Date has occurred.

          7.    Concerning the Escrow Agent.    (a) The fee of the Escrow Agent hereunder is $750, which fee shall be nonrefundable and paid in advance by the Issuers. The Issuers also agree to pay on demand the reasonable costs and expenses of the Escrow Agent, including the reasonable fees and expenses of outside counsel selected by the Escrow Agent, other than the costs and expenses reimbursed pursuant to Section 4, incurred in connection with its duties hereunder.

            (b)   The Escrow Agent shall exercise the same degree of care toward the Escrowed Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Issuers or any other party.

            (c)   The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own negligence, willful misconduct or bad faith. The duties of the Escrow Agent shall be determined only with reference to this Agreement and applicable laws and the Escrow Agent is not charged with any knowledge of, or any duties or responsibilities in connection with, any other document or agreement. The Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in good faith in reliance on the advice or opinion of such counsel.

            (d)   The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys and shall not be liable for the misconduct or negligence of any such agent or attorney appointed with due care by it hereunder.

            (e)   Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as agent or otherwise in any jurisdiction other than the State of New York.

            (f)    The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement, any agreement amendatory or supplemental hereto or of any certificates delivered to it hereunder.

            (g)   The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

            (h)   The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

            (i)    The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the Issuers at the address set forth herein or at such other address as the Issuers shall provide, at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all Escrowed Property then held by the Escrow Agent hereunder shall be delivered by it to a successor escrow agent. If no successor escrow agent is appointed within 30 days of such effective date, the Escrow Agent may apply at the expense of the Issuers to a court of competent jurisdiction for such appointment.

            (j)    In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrowed Property, unless Escrow Agent receives written instructions, signed by the Issuers, which eliminates such ambiguity or uncertainty. If the Escrow Agent should at any time be confronted with inconsistent claims or demands to the Escrowed Property, the Escrow Agent shall have the right, but not the duty, to interplead the parties in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to the Escrowed Property. In the event the Escrow Agent no longer holds any Escrowed Property, it shall be released from any obligation or liability as a consequence of any such claims or demands.

            (k)   The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties, or in the exercise of any rights or powers, and shall not be required to take any action which, in the Escrow Agent's sole judgment, could involve it in expense or liability unless furnished with security and indemnity which the Escrow Agent deems, in its sole discretion, to be satisfactory.

            (l)    If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrowed Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrowed Property), upon prior notice to the Issuers (unless such notice is prohibited by applicable law) Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

            (m)  Subject to Section 7(c) above, the Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

            (n)   In the event of any dispute between or conflicting claims by or among the Issuers and/or any other person or entity with respect to any Escrowed Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all such claims, demands or instructions with respect to such, and Escrow Agent shall not be or become liable in any way to the Issuers for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties and evidenced in a writing satisfactory to Escrow Agent.

            (o)   Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence of willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Issuers or the Initial Purchasers or any entity acting on behalf of any Issuer, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, in each case, to the extent such person was selected by the Escrow Agent with due care, or (iv) for an amount in excess of the value of the Escrowed Property, valued as of the date of deposit.

          8.    Notices.    All notices required to be given hereunder shall be in writing and shall be deemed sufficiently given when received by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested at the following addresses until such time as the parties hereto designate a different or additional address or addresses:

          If to the Issuers or the Guarantors:

      Superior Essex Communications LLC
      150 Interstate North Parkway, Suite 300
      Atlanta, Georgia 30339-2101
      Attention: Chief Financial Officer
      Fax: (770) 984-3218

          With a copy to:

      Proskauer Rose LLP
      1585 Broadway, Suite 2700
      New York, New York 10036-8299
      Attn: Jack P. Jackson
      Telephone: (212) 969-3140
      Facsimile: (212) 969-2900

          To the Escrow Agent:

      THE BANK OF NEW YORK TRUST COMPANY, N.A.
      100 Ashford Center North, Suite 520
      Atlanta, GA 30338
      Attention: Barbara K. Royal

          9.    Miscellaneous.    (a) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

            (b)   This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement.

            (c)   This Agreement shall be governed by the laws of the State of New York.

            (d)   This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first written above.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Escrow Agent
By:	/s/ PHILIP L. WATSON Name: Philip L. Watson Title: Vice President

SUPERIOR ESSEX COMMUNICATIONS LLC

By:	SUPERIOR ESSEX HOLDING CORP.

By:	/s/ DAVID S. ALDRIDGE Name: David S. Aldridge Title: Vice President and Treasurer

ESSEX GROUP, INC.

By:	/s/ DAVID S. ALDRIDGE Name: David S. Aldridge Title: Vice President and Treasurer

SCHEDULE I

[Description of Pledged Securities to be deposited into the Escrow Account]

EXHIBIT A

CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNT

        This Control Agreement Concerning Securities Account (this "Control Agreement"), dated as of April 14, 2004 by and among Superior Essex Communications LLC and Essex Group, Inc. (the "Pledgors"), The Bank of New York Trust Company, N.A., as trustee (in such capacity, the "Collateral Agent"), and The Bank of New York Trust Company, N.A. (in such capacity, the "Securities Intermediary"), is delivered pursuant to that certain Escrow Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Escrow Agreement"), dated as of April 14, 2004 made by the Pledgors and each of the Guarantors listed on the signature pages thereto in favor of The Bank of New York Trust Company, N.A., as escrow agent, as pledgee, assignee and secured party (the "Collateral Agent"). This Control Agreement is for the purpose of perfecting the security interests of the Collateral Agent granted by the Pledgors in the Designated Account described below. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Escrow Agreement.

        Section 1.    Confirmation of Establishment and Maintenance of Designated Account.    The Securities Intermediary hereby confirms and agrees that (i) the Securities Intermediary has established for the Pledgors and maintains the account(s) listed in Schedule I annexed hereto (such account(s), together with each such other securities account maintained by the Pledgors with the Securities Intermediary, the "Designated Account") (ii) the Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) this Control Agreement is the valid and legally binding obligation of the Securities Intermediary, (iv) the Securities Intermediary is a "securities intermediary" as defined in Article 8-102(a)(14) of the UCC, (v) the Designated Account is a "securities account" as such term is defined in Section 8-501(a) of the UCC and (vi) all securities or other property underlying any financial assets which are credited to the Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Designated Account be registered in the name of the Pledgors, payable to the order of the Pledgors or specially endorsed to the Pledgors, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

        Section 2.    "Financial Assets" Election.    The Securities Intermediary hereby agrees that each item of Investment Property credited to the Designated Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

        Section 3.    Entitlement Order.    If at any time the Securities Intermediary shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to any financial asset maintained in the Designated Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgors or any other person. The Securities Intermediary shall not comply with instructions directing the Securities Intermediary with respect to the sale, exchange or transfer of financial assets held in the Designated Account originated by any Pledgor, or any representative of, or investment manager appointed by, a Pledgor; provided however, that the foregoing shall not preclude an Authorized Release (as defined in the Escrow Agreement).

        Section 4.    Subordination of Lien; Waiver of Set-Off.    The Securities Intermediary hereby agrees that any security interest in any Designated Account it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to the Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent (except that the Securities

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Intermediary may set off all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Account, including overdraft fees and amounts advanced to settle authorized transactions.

        Section 5.    Choice of Law.    Both this Control Agreement and the Designated Account shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Designated Account (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

        Section 6.    Conflict with Other Agreements; Amendments.    As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgors with respect to the Designated Account or any security entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Account). The Securities Intermediary and the Pledgors will not enter into any other agreement with respect to the Designated Account unless the Collateral Agent shall have received prior written notice thereof. The Securities Intermediary and the Pledgors have not and will not enter into any other agreement with respect to (i) creation or perfection of any security interest in or (ii) control of security entitlements maintained in the Designated Account or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to financial assets credited to any Designated Account as set forth in Section 3 hereof without the prior written consent of the Collateral Agent acting in its sole discretion. In the event of any conflict with respect to control over the Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

        Section 7.    Certain Agreements.

            (i)    The Securities Intermediary has furnished to the Collateral Agent the most recent account statement issued by the Securities Intermediary with respect to the Designated Account and the financial assets and cash balances held therein, identifying the financial assets held therein in a manner acceptable to the Collateral Agent. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

            (ii)   The Securities Intermediary will, upon its receipt of each supplement to the Escrow Agreement signed by the Pledgors and identifying one or more financial assets as "Escrowed Property," enter into its records, including computer records, with respect to the Designated Account a notation with respect to any such financial asset so that such records and reports generated with respect thereto identify such financial asset as "Pledged."

            (iii)  The Collateral Agent has delivered to the Securities Intermediary a list, signed by an authorized representative of the officers of the Collateral Agent authorized to give approvals or instructions under this Control Agreement (the "Authorized Representatives") and the Securities Intermediary shall be entitled to rely on communications from any such authorized officers until the earlier of the termination of this Control Agreement in accordance with the terms hereof and notification by an Authorized Representative of a change in such list at any time.

        Section 8.    Notice of Adverse Claims.    Except for the claims and interest of the Collateral Agent and of the Pledgors in the financial assets maintained in the Designated Account, the Securities Intermediary on the date hereof does not know of any claim to, or security interest in, any Designated Account or in any financial asset credited thereto and does not know of any claim that any person other than the Collateral Agent has been given "control" (within the meaning of Section 8-106 of the

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UCC) of any Designated Account or any such financial asset. If the Securities Intermediary becomes aware that any person is asserting any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the financial assets maintained in any Designated Account, the Securities Intermediary shall promptly notify the Collateral Agent and the Pledgors thereof.

        Section 9.    Maintenance of Designated Account.    In addition to the obligations of the Securities Intermediary in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Account as follows:

            (i)    Voting Rights. Until such time as the Securities Intermediary receives a notice of sole control, the Pledgors shall direct the Securities Intermediary with respect to the voting of any financial assets credited to any Designated Account.

            (ii)   Bailee for Perfection. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other assets held as financial assets in the Designated Account, the Securities Intermediary shall retain possession of the same for the benefit of the Collateral Agent and such act shall cause the Securities Intermediary to be deemed a bailee for the Collateral Agent, if necessary to perfect the Collateral Agent's security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Escrow Agreement, which shall also serve as notice to the Securities Intermediary of a security interest in collateral held by a bailee. Neither Collateral Agent nor Securities Intermediary shall have any obligation to file UCC financing statements or otherwise take any action to maintain the perfection of their security interest in the Designated Account.

        Section 10.    Successors; Assignment.    The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

        Section 11.    Notices.    Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgors:	Superior Essex Communications LLC Essex Group, Inc. 150 Interstate North Parkway, Suite 300 Atlanta, Georgia 30339-2101 Attention: Chief Financial Officer Telecopy: (770) 984-3218

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with a copy to:
Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 Attention: Jack P. Jackson, Esq. Fax: (212) 969-2900
Securities Intermediary:	The Bank of New York Trust Company, N.A. Attention: Corporate Trust Department 100 Ashford Center North Suite 520 Atlanta, Georgia 30338 Fax: 770-698-5195
Collateral Agent:	The Bank of New York Trust Company, N.A. Attention: Corporate Trust Department 100 Ashford Center North Suite 520 Atlanta, Georgia 30338 Fax: 770-698-5195
with a copy to:
Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Attention: William B. Gannett, Esq. Telecopy: (212) 269-5420 Telephone: (212) 701-3000

        Any party may change its address for notices in the manner set forth above.

        Section 12.    Termination.    The rights and powers granted herein to the Collateral Agent are powers coupled with an interest and will be affected neither by the bankruptcy of either Pledgor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until (i) the security interests of the Collateral Agent with respect to the financial assets maintained in the Designated Account have been terminated and an Authorized Representative has notified the Securities Intermediary of such termination in writing or (ii) thirty days following the Securities Intermediary's delivery of written notice of such termination to the Pledgors and the Collateral Agent.

        Section 13.    Severability.    If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

        Section 14.    Counterparts.    This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

        Section 15.    Incorporation by Reference.    In connection with its appointment and acting hereunder, each of the Securities Intermediary and Collateral Agent are entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to the escrow agent under the Escrow Agreement.

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SUPERIOR ESSEX COMMUNICATIONS LLC, as Pledgor
By:	SUPERIOR ESSEX HOLDING CORP.

By:	Name: Title:

ESSEX GROUP, INC., as Pledgor
By:	Name: Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
By:	Name: Title:

By:	Name: Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Securities Intermediary

By:	Name: Title:

S-1

SCHEDULE I
Designated Account

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ESCROW AGREEMENT
SCHEDULE I